                                                                    EXHIBIT 10.6

                  AMENDED AND RESTATED INTERCREDITOR AGREEMENT

     This AMENDED AND RESTATED INTERCREDITOR AGREEMENT, dated as of August 1,
2005 (as amended, modified or supplemented from time to time in accordance with the terms hereof, this "Agreement"), is by and among TAL International Container
Corporation (f/k/a TransAmerica Leasing Inc.), a Delaware corporation (together with its successors and assigns, "TLI"), Trans Ocean Limited, a Delaware corporation (together with its successors and assigns, "TOL"), Trans Ocean
Container Corp., a Delaware corporation (together with its successors and assigns, "TOCC"; each of TLI, TOL and TOCC, a "Senior Borrower" and collectively, the "Senior Borrowers"), TAL International Group Inc., a Delaware
corporation (together with its successors and assigns, "TAL" or the
"Subordinated Borrower"), Fortis Capital Corp., a Delaware corporation, as administrative agent and collateral agent (together with its successors and assigns as administrative agent and collateral agent under the Senior Credit
Agreement, the "Senior Agent") for the lenders under the Senior Credit Agreement
(as hereafter defined), Transamerica Accounts Holding Corporation, a Delaware
corporation, as agent (together with its successors and assigns in such capacity, the "Administrative Agent") for the lenders under the Subordinated
Credit Agreement (as hereinafter defined) and Transamerica Accounts Holding
Corporation, as the lender (the "Subordinated Lender") under the Subordinated
Credit Agreement (as hereinafter defined).

                                    RECITALS

     WHEREAS, the Senior Borrowers, the Senior Agent and various lenders are party to an Amended and Restated Credit Agreement, dated as of August 1, 2005
(as amended, modified, extended, supplemented, replaced, refinanced or otherwise in effect from time to time in accordance with its terms, the "Senior Credit
Agreement") pursuant to which the Senior Borrowers may from time to time borrow amounts from the lenders named therein which borrowings will be secured by, inter alia, a security interest in various marine and maritime shipping containers and the leases in effect from time to time with respect to such containers;

     WHEREAS, as a condition precedent to the terms of the Senior Credit
Agreement, the lenders named in the Senior Credit Agreement require that the TAL issue a guaranty (as amended, modified, extended, supplemented, replaced, refinanced or otherwise in effect from time to time in accordance with its terms, the "Guaranty") with respect to the obligations of the Senior Borrowers under the Senior Credit Agreement;

     WHEREAS, TAL, the Administrative Agent and various lenders are party to a
Senior Subordinated Credit Agreement, dated as of November 3, 2004 (as amended, modified or supplemented from time to time in accordance with its terms, the
"Subordinated Credit Agreement") pursuant to which TAL has borrowed Two Hundred
Seventy-Five Million Dollars ($275,000,000) from the lenders named therein;

     WHEREAS, simultaneously with the execution of this Agreement, TAL Advantage
I LLC, a limited liability company organized under the laws of the State of
Delaware (together with its successors and assigns, "TAL I") is entering into an indenture, dated as of August 1, 2005 (as amended, modified or supplemented from time to time, the "Indenture") with U.S. Bank

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National Association, as indenture trustee (together with its successors and assigns in such capacity, the "Indenture Trustee") pursuant to which TAL I will issue, from time to time and to various Noteholders, asset-backed securities secured by, inter alia, a security interest in various marine and maritime shipping containers and the leases in effect from time to time with respect to such containers;

     WHEREAS, it is a condition precedent (i) to the Senior Agent and the Senior
Lenders entering into the Senior Credit Agreement and (ii) to TAL I entering into the Indenture, that, in each case, the Administrative Agent, on behalf of the Subordinated Lenders, enter into this Agreement which amends and restates in its entirety the terms and conditions of the Intercreditor Agreement, dated as of November 3, 2004 (the "Original Agreement"); and

     NOW THEREFORE, in consideration of the foregoing, the mutual agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as an inducement to (i) the
Senior Agent and the Senior Lenders to enter into the Senior Credit Agreement and to extend credit to the Senior Borrowers; and (ii) TAL I and the Indenture
Trustee entering into the Indenture, the parties hereto hereby agree to amend and restate the Original Agreement in its entirety to read as follows:

     SECTION 1. DEFINITIONS. Capitalized terms defined in the recitals hereof shall have the meanings herein as are ascribed thereto in the recitals. As used herein, the following terms shall have the following meanings:

     Bankruptcy Code. Title 11, United States Code as in effect from time to time (and any successor thereto).

     Capital Stock. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing.

     Event of Default. This term shall have the meaning set forth in the Senior
Credit Agreement, as in effect on the Restatement Effective Date.

     Guaranty. This term shall have the meaning set forth in the Recitals.

     High Yield Bonds. Any issuance by TAL after the Restatement Effective Date of notes or other debt securities (other than the Exchange Notes (as defined in the Subordinated Credit Agreement)) in a private placement or public offering
(including a Rule 144A offering or similar transaction) the proceeds of which are used by TAL to refinance, in whole or in part, the Subordinated Debt outstanding on the Restatement Effective Date.

     Indenture. This term shall have the meaning set forth in the Recitals.

     Indenture Trustee. This term shall have the meaning set forth in the
Recitals.

     Master Indenture Collateral. The collateral of TAL I described in the
Master Indenture Documents from time to time.

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     Master Indenture Documents. The Indenture and all of the documents set forth on Schedule 3 hereto.

     Original Agreement. This term shall have the meaning set forth in the
Recitals.

     Payment Blockage Notice. This term is defined in Section 3(c) hereof.

     Payment Blockage Period. This term is defined in Section 3(c) hereof.

     Remedy Blockage Notice. This term is defined in Section 3(c) hereof.

     Remedy Blockage Period. This term is defined in Section 3(c) hereof.

     Restatement Effective Date. August 1, 2005.

     Senior Credit Agreement. This term shall have the meaning set forth in the
Recitals.

     Senior Debt. Any or all, as the context may require of: (1) the indebtedness of TAL under the Guaranty, and (2) all indebtedness of the Senior
Borrowers, their Subsidiaries or any other Person arising under or in respect of the Senior Debt Documents owing to the Senior Agent and/or the Senior Lenders and/or their respective assignees who may become holders or participants in any such indebtedness, whether by amendment of the Senior Debt Documents or otherwise, and any indebtedness arising out of any extension, refinancing or refunding of the indebtedness described in clauses (1) and (2) above, including without limitation, principal, reimbursement obligations, interest (including, without limitation post-petition interest whether or not a court of competent jurisdiction would allow payment thereof to the Senior Agent or the Senior
Lenders under the Bankruptcy Code), fees, costs and expenses, owing to the
Senior Agent or the Senior Lenders or any such holder or participant of or in any loan made under the Senior Debt Documents, in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and all obligations of the Borrowers and their Subsidiaries to any of the Senior Lenders and/or the Senior Agent with respect to any Interest
Rate Hedge Agreements; provided, however, that the term "Senior Debt" shall not include any increases in the foregoing obligations owed under the Senior Debt
Documents to the extent of:

          (a) increases in the aggregate principal amount of Senior Debt to the extent that the aggregate principal amount of all Senior Debt (after taking such increases into account) exceeds One Hundred Seventy Five Million
     Dollars ($175,000,000);

          (b) increases in the weighted average annual interest margin over
     Libor (determined based on the average unpaid principal balance of the
     Senior Debt during the preceding twelve month period or such shorter period as the Senior Debt has been outstanding) that accrues with respect to
     Indebtedness evidenced by the Senior Debt in excess of three percent
     (3.00%) per annum; and

          (c) increases in the commitment fees, agent fees and other regularly occurring fees, charges or expenses provided for under the Senior Debt
     Documents as in effect on the Restatement Effective Date; provided, however, that nothing contained in this clause (c) shall limit the amount of fees or expenses paid, or payable, to the Senior Agent and the Senior
     Lenders in connection with the granting of any waiver, consent or

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     modification to the Senior Debt Documents or in connection with the granting of any forbearance as a result of an event of default by the
     Senior Borrowers under the Senior Debt Documents.

     Senior Debt Collateral. The collateral of the Senior Borrowers described in the Senior Debt Documents from time to time.

     Senior Debt Documents. All of the documents set forth on Schedule 1 hereto as in effect on the Restatement Effective Date. At any time after the
Restatement Effective Date, "Senior Debt Documents" also means any agreement or document analogous to the documents set forth on Schedule 1 hereto pursuant to any agreements governing indebtedness that qualifies as Senior Debt.

     Senior Lender. A financial institution that is named as a "Lender" under the Senior Credit Agreement from time to time.

     Subordinated Debt. All indebtedness of TAL, its Subsidiaries or any other
Person arising under or in respect of the Subordinated Debt Documents owing to the Administrative Agent and/or the Subordinated Lenders and/or their respective assignees who may become holders or participants in any such indebtedness, whether by amendment of the Subordinated Debt Documents or otherwise, and any indebtedness arising out of any extension, refinancing (including the Exchange
Notes (as defined in the Subordinated Debt Documents) or refunding of such indebtedness, including without limitation, principal, reimbursement obligations, interest (including, without limitation post-petition interest whether or not a court of competent jurisdiction would allow payment thereof to the Administrative Agent and/or the Subordinated Lenders under the Bankruptcy
Code), fees, costs and expenses owing to the Administrative Agent and the
Subordinated Lenders or any such holder or participant of or in any loan made under the Subordinated Debt Documents in each case whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising.

     Subordinated Debt Documents. All of the documents set forth on Schedule 2 hereto.

     Subordinated Lenders. The persons named as lenders under the Subordinated
Credit Agreement and the holders of the Exchange Notes (as defined in the
Subordinated Credit Agreement) issued in exchange for the Interim Loan (as defined in the Subordinated Credit Agreement).

     TAL I. TAL Advantage I LLC, a limited liability company organized under the laws of the State of Delaware, and its successors and permitted assigns.

     SECTION 2. SUBORDINATION; CONSENT TO AMENDMENT TO SENIOR CREDIT FACILITY;
DESIGNATION OF AND CONSENT TO MASTER INDENTURE DOCUMENTS. (a) Anything herein to the contrary notwithstanding, TAL, for itself, its Subsidiaries and their respective successors, the Administrative Agent and the Subordinated Lenders,
agrees that the payment of all Subordinated Debt is subordinated, to the extent and in the manner provided herein, to the prior satisfaction of the Senior Debt
(including all obligations under the Senior Credit Agreement, whether outstanding on the Restatement Effective Date or thereafter incurred). This
Section 2 shall constitute a continuing offer to all Persons who become holders of, or continue to hold, the

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Senior Debt, and such provisions are made for the benefit of the holders of
Senior Debt and the Senior Agent may enforce such provisions.

     (b) The Administrative Agent and each of the Subordinated Lenders consents to the terms and conditions of the Senior Credit Agreement and the Master
Indenture Documents, in each case, as in effect on the Restatement Effective
Date. The consent of the Administrative Agent pursuant to this Section 2(b)
shall satisfy the requirements of the Senior Agent pursuant to the provisions of
Section 14(b) of the Original Agreement.

     (c) TAL hereby represents and warrants to, and covenants and agrees with, each of the Senior Agent, the Administrative Agent and the Indenture Trustee
that no default or event of default under the Subordinated Credit Agreement has occurred and is continuing as of the Restatement Effective Date or will result from the transaction described in the Senior Debt Documents and the Master
Indenture Documents.

     (d) TAL hereby acknowledges and agrees that for the purposes of each of the
Subordinated Loan Documents) each of TAL I and each of the Senior Borrowers are hereby designated as a "Qualified Container Subsidiary", as such term is defined in the Subordinated Loan Documents, and each such entity will be so designated until the Subordinated Loan Documents have been terminated in accordance with their terms.

     (e) TAL hereby acknowledges and agrees that the transactions contemplated by the Master Indenture Documents constitute a "Qualified Containers
Transaction", as such term is defined and used in the Subordinated Debt
Documents.

     SECTION 3. RESTRICTIONS ON PAYMENTS OF SUBORDINATED DEBT; PAYMENT AND
REMEDY BLOCKAGE PERIODS. (a) Until the Senior Debt shall have been repaid in full in cash, and except as otherwise provided in this Section 3, TAL shall not during the continuation of a Payment Blockage Period, directly or indirectly, make any payment of, and none of the Administrative Agent or the Subordinated
Lenders shall accept payment of principal of, or interest on, or any other amount on account of, any portion of the Subordinated Debt, or repurchase, redeem or otherwise acquire any of the Subordinated Debt, nor cancel, rescind, set off or otherwise discharge any part of the Subordinated Debt. In addition, none of the Administrative Agent, TAL or any Subordinated Lender shall, during the continuation of any Remedy Blockage Period, demand, sue for, or take any other action to enforce or collect upon any such payment or to enforce its rights with respect to the Subordinated Debt.

     (b) Subject to the following restrictions set forth in this Section 3(b), the Administrative Agent and the Subordinated Lenders may, upon the occurrence and during the continuance of an event of default under the Subordinated Credit
Agreement, pursue its rights and remedies as a holder of Subordinated Debt to enforce payment thereof subject to the following restrictions:

               (1) no Remedy Blockage Period is then in effect;

               (2) the Administrative Agent shall provide to each of the Senior
          Agent and the Indenture Trustee a notice of such event of default not less than ten (10) days prior to taking any such action;

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               (3) none of the Administrative Agent or any Subordinated Lender shall file, and will not join with others in filing, a bankruptcy petition against any of the Senior Borrowers until at least one year and one day (or, if longer, the longest preference period under the
          Bankruptcy Code or state insolvency laws then applicable and in effect) after all of the Senior Debt has been repaid in full;

               (4) none of the Administrative Agent or any Subordinated Lender shall file, and will not join with others in filing, a bankruptcy petition against TAL I until at least one year and one day (or, if longer, the longest preference period under the Bankruptcy Code or state insolvency laws then applicable and in effect) after all of the indebtedness evidenced by the Master Indenture Documents has been repaid in full;

               (5) to the extent that the Administrative Agent or any
          Subordinated Lender obtains an interest in the Capital Stock of any
          Senior Borrower or any Subsidiary of any Senior Borrower, none of the
          Administrative Agent or any Subordinated Lender shall, without the prior written consent of the Senior Agent in each instance, amend, or agree to the amendment of, the organizational documents of any of the
          Senior Borrowers that is material and adverse to the rights of the
          Senior Lenders under the Senior Debt Documents;

               (6) to the extent that the Administrative Agent or any
          Subordinated Lender obtains an interest in the membership interests of
          TAL I, none of the Administrative Agent or any Subordinated lender shall, without the prior written consent of the Senior Agent in each instance, amend, or agree to the amendment of, the organization documents of TAL I that is material and adverse to the rights of the
          Indenture Trustee of the Noteholders under the Master Indenture
          Documents; and

               (7) none of the Administrative Agent or any Subordinated Lender shall take any action, or join with others to take any action, (i)
          challenging the validity or enforceability of any lien or security interest granted by any of the Senior Borrowers in favor of the Senior
          Agent and the Senior Lenders pursuant to the terms of the Senior Debt
          Documents, (ii) challenging (x) the transfers of assets by the Senior
          Borrower to TAL I pursuant to the terms of the Master Indenture
          Documents, or (y) the validity or enforceability of any lien or security interest granted by TAL I to the Indenture Trustee pursuant to the Master Indenture Documents, or (iii) seeking the "substantive consolidation" of any of the Senior Borrowers or any of their
          Subsidiaries (including TAL I) with TAL or any other Person.

     (c) For purposes of this paragraph 3, "Payment Blockage Period" means (A)
for so long as an Event of Default under any of Section 13.1(a), 13.1(b) or
13.1(d) of the Senior Credit Agreement has occurred and is continuing, or (B) in the case of any other Event of Default under the Senior Credit Agreement not dealt with in clause (A) above, the period commencing upon the date on which the
Senior Agent sends a notice to the Administrative Agent of the occurrence of such Event of Default (such notice to reference this Agreement and state that it is a "Payment Blockage Notice") and ending on the earlier of (x) the date which is 180 days after the

                                        6

commencement of such period and (y) the first date after the commencement of such period on which all Events of Default under the Senior Credit Agreement have been cured or waived; and "Remedy Blockage Period" means any period commencing upon the date on which the Senior Agent sends a notice to the
Administrative Agent of the occurrence of an Event of Default under the Senior
Credit Agreement (such notice to reference this Agreement and state that it is a
"Remedy Blockage Notice") and ending on the date which is the earlier of (x) 30 days after the commencement of such period and (y) the first day after the commencement of such period on which all Events of Default under the Senior
Credit Agreement have been cured or waived.

     Notwithstanding the foregoing, no Payment Blockage Period may be commenced under clause (B) above as a result of an Event of Default if the same Event of
Default was the basis of the commencement of a prior Payment Blockage Period unless such Event of Default shall have been cured or waived for at least 60 days. No Remedy Blockage Period may be commenced as a result of any Event of
Default under the Senior Credit Agreement if the same Event of Default under the
Senior Credit Agreement had been the basis for the commencement of a prior
Remedy Blockage Period unless such Event of Default under the Senior Credit
Agreement shall have been cured or waived for at least 60 days. Furthermore, there may occur no more than one Remedy Blockage Period during the term of this
Agreement, and no more than one Payment Blockage Period during any 360 day period.

     (d) Upon any payment or distribution of assets of TAL or of any Senior
Borrower of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets and liabilities of TAL or any Senior Borrower or any of their respective
Subsidiaries or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to TAL or any Senior Borrower or any of their respective Subsidiaries or its assets, whether voluntary or involuntary, all
Senior Debt due or to become due shall first be paid in full in cash or such payment duly provided for to the satisfaction of the holders of Senior Debt, before any payment or distribution of any kind or character is made on account of any Subordinated Debt or for the acquisition of any of Subordinated Debt for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of TAL or any Senior Borrower or any of their respective
Subsidiaries of any kind or character, whether in cash, property or securities, to which the Administrative Agent or the Subordinated Lenders would be entitled, except for the provisions hereof, shall be paid by TAL or the Senior Borrowers, as the case may be, or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the
Subordinated Lenders or by the Administrative Agent if received by it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders) or their respective representatives, for application to the payment of Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash or cash equivalents after giving effect to any concurrent payment, distribution or provision therefore to or for the holders of Senior Debt.

     (e) Anything contained herein to the contrary notwithstanding, TAL is entitled to issue, and the Subordinated Lenders are entitled to accept, the
Exchange Notes (as defined in the Subordinated Credit Agreement) and TAL is entitled to issue, and the holders of the Exchange Notes (as defined in the
Subordinated Debt Documents) are entitled to accept, the Exchange

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Notes as defined in the registration rights agreement identified as a
Subordinated Debt Document.

     SECTION 4. LEGENDS. Each instrument evidencing the Subordinated Debt
(including the Exchange Notes (as defined in the Subordinated Credit Agreement))
shall bear a legend or include a statement providing that payment of principal thereof and interest thereon has been Subordinated to the Senior Debt in the manner and to the extent set forth in this Agreement.

     SECTION 5. SUBROGATION. The Administrative Agent and the Subordinated
Lender shall be subrogated to the rights of Senior Agent and the Senior Lenders until the Subordinated Debt shall be paid in full; provided, that the
Administrative Agent and the Subordinated Lender shall be subrogated only to the extent that amounts paid over to or collected by the Administrative Agent and the Subordinated Lenders have been applied to the Senior Debt and such applications have not been subsequently reversed; provided further, that the
Administrative Agent's and the Subordinated Lender's subrogation rights shall be subordinated to the Senior Debt in the same manner as the Subordinated Debt until the Senior Debt is paid in full in cash. For purposes of such subrogation, no payments or distributions to Senior Agent or any Senior Lender by, or on behalf of, TAL, or by, or on behalf of, the Administrative Agent or any
Subordinated Lender by virtue of this Agreement, which otherwise would have been made to the Administrative Agent or a Subordinated Lender shall, as between TAL and the Administrative Agent or a Subordinated Lender, as the case may be, be deemed to be a payment by TAL to or on account of the Senior Debt, it being understood that the provisions of this agreement are and are intended solely for the purpose of defining the relative rights of the Administrative Agent and the
Subordinated Lenders, on the one hand, and Senior Agent and the Senior Lenders, on the other hand.

     SECTION 6. RIGHTS TO REALIZE UPON COLLATERAL.

     (a) Senior Agent has complete and sole discretion in, and shall not be liable to TAL or any Subordinated Lender for determining, how, when, if, and in what manner Senior Agent forecloses or otherwise realizes upon any Senior Debt
Collateral or enforced or exercises any rights or remedies of a secured party or lien creditor of any other rights with respect to such Senior Debt Collateral or otherwise takes any action with respect thereto provided, that prior to taking any action to dispose of the Senior Debt Collateral Senior Agent shall provide the Administrative Agent with (i) thirty (30) days' prior written notice of such action, and (ii) in the case of a private sale of Senior Debt Collateral, information relating to the price expected to be realized from such disposition.
Subject to, but without in any way limiting the foregoing, each of TAL and the
Administrative Agent specifically acknowledges and agrees that Senior Agent shall be entitled to take such action as it deems appropriate to enforce the
Senior Debt or with respect to any Senior Debt Collateral whether or not such action is beneficial or detrimental to the interests of TAL or the holders of the Subordinated Debt; provided, however, that Senior Agent acknowledges and agrees that its sole recourse is, and shall be, recourse to the assets of the
Senior Borrowers (including the Senior Debt Collateral) and it has no, and shall not seek any, recourse to TAL or its assets with respect to any such enforcement action. Until the Senior Debt shall have been indefeasibly paid in full, none of
TAL, the Administrative Agent or any Subordinated Lender shall attach, foreclose on, pursue any remedies otherwise available at law or in equity with respect to the Senior Debt Collateral, or take any other action with respect to any of the
Senior Debt Collateral and shall have no rights to have the Senior Debt
Collateral or

                                        8

any part thereof marshaled upon any foreclosure, sale or other realization thereon by Senior Agent; provided, however, that this sentence shall not directly or indirectly prohibit or restrict the Administrative Agent or any
Subordinated Lender with respect to any attachment, foreclosure, or pursuit of any other remedies otherwise available at law or in equity with respect to TAL and its assets. Senior Agent's ability to enforce its rights on behalf of the
Senior Lenders in the Senior Debt Collateral, shall not be conditioned upon, and under no circumstances shall Senior Agent or the Senior Lenders have any duty to any obligor thereon or guarantor thereof or to resort to any other rights or remedies whatsoever and Senior Agent and the Senior Lenders shall have the right to foreclose or otherwise realize upon any part or all of the Senior Debt
Collateral irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any other obligor on or guarantor of the Senior Debt.

     (b) Indenture Trustee has complete and sole discretion in, and shall not be liable to TAL or any Subordinated Lender for determining, how, when, if, and in what manner Indenture Trustee forecloses or otherwise realizes upon any Master
Indenture Collateral or enforced or exercises any rights or remedies of a secured party or lien creditor of any other rights with respect to such Master
Indenture Collateral or otherwise takes any action with respect thereto provided, that prior to taking any action to dispose of the Master Indenture
Collateral Indenture Trustee shall provide the Administrative Agent with (i)
thirty (30) days' prior written notice of such action, and (ii) in the case of a private sale of Master Indenture Collateral, information relating to the price expected to be realized from such disposition. Subject to, but without in any way limiting the foregoing, each of TAL and the Administrative Agent specifically acknowledges and agrees that Indenture Trustee shall be entitled to take such action as it deems appropriate to enforce the indebtedness outstanding under the Master Indenture Documents or with respect to any Master Indenture
Collateral whether or not such action is beneficial or detrimental to the interests of TAL or the holders of the Subordinated Debt; provided, however, that Indenture Trustee acknowledges and agrees that its sole recourse is, and shall be, recourse to the assets of the TAL I (including the Master Indenture
Collateral) and it has no, and shall not seek any, recourse to TAL or its assets with respect to any such enforcement action. Until the indebtedness outstanding under the Master Indenture Documents shall have been indefeasibly paid in full, none of TAL, the Administrative Agent or any Subordinated Lender shall attach, foreclose on, pursue any remedies otherwise available at law or in equity with respect to the Master Indenture Collateral, or take any other action with respect to any of the Master Indenture Collateral and shall have no rights to have the Master Indenture Collateral or any part thereof marshaled upon any foreclosure, sale or other realization thereon by Indenture Trustee; provided, however, that this sentence shall not directly or indirectly prohibit or restrict the Administrative Agent or any Subordinated Lender with respect to any attachment, foreclosure, or pursuit of any other remedies otherwise available at law or in equity with respect to TAL and its assets. Indenture Trustee's ability to enforce its rights on behalf of the noteholders under the Master Indenture
Documents in the Master Indenture Collateral, shall not be conditioned upon, and under no circumstances shall Indenture Trustee or the noteholders under the
Master Indenture Documents have any duty to any obligor thereon or guarantor thereof or to resort to any other rights or remedies whatsoever and Indenture
Trustee and the noteholders under the Master Indenture Documents shall have the right to foreclose or otherwise realize upon any part or all of the Master
Indenture Collateral irrespective of whether or not other proceedings or steps are pending seeking resort to or realization upon or from any other obligor on or guarantor of the indebtedness under the Master Indenture Documents.

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     SECTION 7. RECEIPTS BY ADMINISTRATIVE AGENT AND SUBORDINATED LENDERS. In
the event the Administrative Agent or any Subordinated Lender shall receive any payment or distribution of assets of TAL, any Senior Borrower or any Restricted
Subsidiary (including TAL I) of any kind or character, whether in cash, properties or securities (including without limitation any distributions received on account of any security interests, liens, or other encumbrances), which are not permitted by or made and received in accordance with the provisions of this Agreement, such payment or distribution to the Administrative
Agent or any Subordinated Lender shall not be commingled with other funds and shall be held in trust for the benefit of, and shall be paid over or delivered to, the Senior Agent in precisely the form received (except for the endorsement or assignment of the Administrative Agent or the Subordinated Lenders where necessary). In the event of any failure by the Administrative Agent or any
Subordinated Lender to make any such endorsement or assignment, the Senior Agent is hereby irrevocably authorized to make the same.

     SECTION 8. ISSUANCE OF HIGH YIELD BONDS. Until all Senior Debt has been paid in full, TAL will not, without the prior written consent of the Senior
Agent, issue any High Yield Bonds unless:

     (i)  the annual amount of interest that will be payable by TAL on such High
          Yield Bonds plus the annual amount of interest payable on any portion of the indebtedness evidenced by the Subordinated Credit Agreement that remains outstanding after the issuance of the High Yield Bonds
          (in each case without giving effect to any default interest) shall not exceed Thirty Million Dollars ($30,000,000);

     (ii) the maturity date of the High Yield Bonds shall not be prior to the date that is one year and one day after the Availability Termination
          Date (under and as defined in the Senior Credit Agreement), and no scheduled principal payments on such High Yield Bonds shall be payable prior to the date that is one year and one day after the Availability
          Termination Date (under and as defined in the Senior Credit
          Agreement);

     (iii) the indenture or other document pursuant to which the High Yield
          Bonds are issued will contain subordination provisions with respect to the Senior Debt that have been approved by the Senior Agent prior to the issuance of such High Yield Bonds, such approval not to be unreasonably withheld or conditioned upon the execution by the trustee of the High Yield Bonds of a separate subordination agreement with the
          Senior Agent or any other Senior Lender; and

     (iv) the other material terms and conditions of the High Yield Bonds including, without limitation, all terms relating to defaults, events of default and remedies are not materially more disadvantageous to the
          Senior Lenders, taken as a whole, than the then prevailing market terms for similar types of Indebtedness.

     SECTION 9. SPECIFIC PERFORMANCE; WAIVER OF DEFENSES, ETC. The Senior Agent,
on behalf of the Senior Lenders, is hereby authorized to demand specific performance of this Agreement, whether or not the Senior Agent, the Senior
Borrowers or the Senior Lenders shall have complied with the provisions hereof applicable to it, at any time when TAL, the Administrative Agent or the
Subordinated Lender shall have failed to comply with any provision

                                       10

hereof applicable to it. Each of TAL and the Administrative Agent, in its
individual capacity and on behalf of the Subordinated Lenders, hereby irrevocably waives any defense based on the adequacy of a remedy at law which might be asserted as a bar to the remedy of specific performance hereof in any action brought therefor by the Senior Agent or any Senior Lender. TAL and the
Administrative Agent, in its individual capacity on behalf of the Subordinated
Lenders, further waives presentment, notice and protest in connection with all negotiable instruments evidencing the Senior Debt, notice of any loan made, letter of credit issued, extended or renewed, extension granted or other action taken in reliance hereon and, except as provided in this Agreement, all demands and notices of every kind in connection with this Agreement or Senior Debt;
subject to compliance with the provisions of Section 14(b) hereof, assents to any renewal, extension or postponement of the time of payment of Senior Debt or any other indulgence with respect thereto, to any substitution, exchange or release of collateral therefor in accordance with the terms hereof and to the addition or release of any person primarily or secondarily liable thereon; and, subject to compliance with the provisions of Section 14(b) hereof, agrees to the provisions of any instrument, security or other writing evidencing Senior Debt.
This Agreement on the part of TAL and the Administrative Agent, in its individual capacity on behalf of the Subordinated Lenders, shall be and remain absolute and unconditional under any and all circumstances, and no act or omission on the part of TAL or the Administrative Agent consistent with the terms of this Agreement shall affect or impair the agreements of TAL or the
Administrative Agent hereunder, unless the Senior Agent shall otherwise consent in writing.

     SECTION 10. FURTHER ASSURANCES. The parties hereto shall execute and deliver to each other party such further instruments and shall take such further action as any party hereto may at any time or times reasonably request in order to carry out the provisions and intent of this Agreement.

     SECTION 11. REVIVAL OF SENIOR DEBT. The Administrative Agent, in its
individual capacity and on behalf of the Subordinated Lenders, and TAL agree that, if at any time all or any part of any payment previously applied by the
Senior Agent to the Senior Debt is returned by or recovered from the Senior
Agent or any Senior Lender by reason of any order of any bankruptcy court or by reason of the operation of any other applicable law, this Agreement shall automatically be reinstated to the same effect as if the prior application had not been made. It is further agreed that any diminution (whether pursuant to court decree or otherwise, including without limitation for any of the reasons described in the preceding sentence) of the Senior Borrowers' obligation to make any distribution or payment pursuant to any Senior Debt, except to the extent such diminution occurs by reason of the repayment (which has not been disgorged or returned) of such Senior Debt in cash, shall have no force or effect for purposes of the subordination provisions contained in this Agreement, with any turnover of payments as otherwise calculated pursuant to this Agreement to be made as if no such diminution had occurred.

     SECTION 12. AMENDMENT. The provisions hereof and the rights granted to the
Senior Agent, on behalf of the Senior Lenders, hereunder are for the protection of the Senior Agent and the Senior Lenders and any other assignee who may become a holder of or participant in any of the Senior Debt, whether by amendment to the Senior Credit Agreement or otherwise, and not for the protection or benefit of the Senior Borrowers. This Agreement may be amended only by

                                       11

an instrument in writing signed by all of the parties hereto, and consented to by the Indenture Trustee.

     SECTION 13. COUNTERPARTS. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart signed by each of the parties hereto.

     SECTION 14. REQUIRED CONSENTS FOR CERTAIN EVENTS AFFECTING SUBORDINATED
INDEBTEDNESS. (a) The Administrative Agent agrees with the Senior Agent, for the benefit of the Senior Agent and the Senior Lenders, that the Administrative
Agent will not enter into any amendment of the material terms of any agreement, document or instrument evidencing the Subordinated Debt including, without limitation, all terms relating to subordination, payments, defaults and events of default, remedies, the term, maturity, interest rate and fees applicable to such indebtedness and any and all financial and other material covenants without the prior written consent of the Senior Agent.

     (b) The Senior Borrowers and the Senior Agent hereby agree with TAL and the
Administrative Agent that it will not, without the prior written consent of the
Administrative Agent, enter into any amendment of the Senior Credit Agreement if the effect of such amendment would alter in a manner adverse to the Subordinate
Lender the definition of the defined term "Designated Event of Default", clause
(xvi) or (xvii) of the defined term "Permitted Dividend" or Section 9.6, in each case with respect to the Senior Credit Agreement.

     (c) TAL agrees with the Senior Agent that it shall promptly, and in any event within five Business Days of the execution thereof, furnish to the Senior
Agent copies of any amendment to the Subordinated Debt Documents.

     (d) The Senior Borrowers agree with the Administrative Agent that they shall promptly, and in any event within five Business Days of the execution thereof, furnish to the Administrative Agent copies of any amendment to the
Senior Credit Agreement.

     SECTION 15. NOTICES. Any notice or other communication in connection with this Agreement shall be in writing and in the case of a letter, either mailed registered or certified, postage prepaid, in the United States mail or telecopied to the addresses or telecopy numbers set forth below:

                                       12

          If to the Administrative Agent:

               c/o Transamerica Finance Corporation
               1900 East Golf Road, Suite M-100
               Schaumburg, IL 60173
               Fax:
               Attn: Chief Financial Officer

               with a copy to:

               c/o Transamerica Finance Corporation
               1900 East Golf Road, Suite M-100
               Schaumburg, IL 60173
               Fax: (847) 685-1143
               Attn: Vincent Hillery, Esq.

          If to the Senior Agent:

               Three Stamford Plaza
               301 Tresser Boulevard
               Stamford, CT 06901
               Fax:
               Attn: Loan Administration

               with a copy to:

               Fortis Bank (Nederland) N.V.
               3000 AS Rotterdam
               The Netherlands - RO1.16.02
               Fax: 011-31 (10) 401-6343
               Attn: Menno van Lacum

          If to TAL, TLI, TOL or TOCC:

               c/o TAL International Container Corporation
               100 Manhattanville Road,
               Purchase, New York 10577-2135
               Fax: (914) 697-2526
               Attn: Marc A. Pearlin, Vice President, General
                     Counsel & Secretary

or in any case, at such other address or telecopy number for notice as shall have last been furnished in writing to the party giving notice.

     Any such notice or demand shall be deemed to have been duly given or made and to have become effective (i) if delivered by hand, overnight courier or telecopy to any person above at the time of the receipt thereof by such person or upon the sending of such telecopy and (ii) only in the case of notices or demands being sent within the borders of the United States of America,

                                       13

if sent by registered or certified first-class mail, postage prepaid, on the third Business Day following the mailing thereof.

     SECTION 16. NO WAIVERS. No failure or delay on the part of any party to exercise, and no course of dealing with respect to, any right, power or privilege under this Agreement or any document or instrument relating to the
Senior Debt or the Subordinated Debt shall operate as a waiver thereof. No single or partial exercise of any such right, power or privilege shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     SECTION 17. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, and their respective successors and assigns. None of the Administrative Agent or any Subordinated
Lender may sell, assign, pledge, encumber or otherwise dispose of the
Subordinated Debt unless (i) such sale, assignment, pledge, encumbrance or disposition is made expressly subject to the terms and provisions of this
Agreement, and (ii) such purchaser, assignee or pledgee shall have executed and delivered a joinder to this Agreement.

     SECTION 18. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible.

     SECTION 19. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one such counterpart.

     SECTION 20. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND GOVERNED
BY THE LAWS OF THE STATE OF NEW YORK (EXCEPT FOR THE CONFLICT OF LAWS RULES
THEREOF, BUT INCLUDING GENERAL OBLIGATIONS LAW SECTIONS 5-1401 AND 5-1402).

     SECTION 21. ENTIRE AGREEMENT. THIS WRITTEN AGREEMENT REPRESENTS THE FINAL
AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR,
CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES HERETO. THERE ARE
NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

     SECTION 22. CAPTIONS. The captions or headings in this Agreement are for convenience only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement.

     SECTION 23. THIRD PARTY BENEFICIARY. The Indenture Trustee is an express third party beneficiary of the terms and conditions of this Agreement.

                                       14

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on and as of the date first above written.

                                        TAL INTERNATIONAL CONTAINER
                                        CORPORATION (f/k/a TransAmerica
                                        Leasing Inc.)

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        TRANS OCEAN LTD.

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        TRANS OCEAN CONTAINER CORPORATION

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        TAL INTERNATIONAL GROUP INC.

                                        By: /s/ Brian M. Sondey
                                            ------------------------------------
                                            Name: Brian M. Sondey
                                            Title: President

                                        TRANSAMERICA ACCOUNTS HOLDING
                                        CORPORATION

                                        By: /s/ Ernest Kranich
                                            ------------------------------------
                                            Name: Ernest Kranich
                                            Title: Vice President

                                        FORTIS CREDIT CORP.

                                        By: /s/ John W. Benton
                                            ------------------------------------
                                            Name: John W. Benton
                                            Title: President